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Exhibit 10(x)

SUMMARY OF
CONSTELLATION ENERGY GROUP, INC. BOARD OF DIRECTORS

2005 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

In 2005, non-employee directors of the Constellation Energy Group, Inc. Board of Directors will receive the following compensation:

  •
  A $50,000 annual cash retainer, a $10,000 annual cash retainer for the audit committee chairperson and a $5,000 annual cash retainer for each other committee chairperson.

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  A common stock award with a value of approximately $50,000, which stock is subject to pro rata forfeiture if Board service ceases during the year.

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  A $1,250 fee for each regular or special Board or Board committee meeting attended.

  •
  Reasonable travel expenses to attend meetings.

        Directors will have an opportunity to elect to defer some or all of their cash retainers into deferred stock units or into a cash account, to defer some or all of their fees into a cash account and to defer all of their common stock award into deferred stock units.

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SUMMARY OF CONSTELLATION ENERGY GROUP, INC. BOARD OF DIRECTORS 2005 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM